EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Trustees
Archstone-Smith Trust:

     We consent to incorporation by reference in registration statements No. 333-44639-01 (Form S-3), 333-72550 (Form S-8), 333-72506 (Form S-8), 333-60817-99 (Form S-8), 333-60815-99 (Form S-8), 333-31033-99 (Form S-8), 333-31031-99 (Form S-8), 333-43723-99 (Form S-8), 333-89160 (Form S-3), 333-86744 (Form S-3), of Archstone-Smith Trust and subsidiaries of our reports dated February 9, 2004, relating to the consolidated balance sheets of Archstone-Smith Trust and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related schedule, which reports appear in the December 31, 2003 Annual Report on Form 10-K of Archstone-Smith Trust. Our report refers to the adoption of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (revised), effective July 1, 2003.

KPMG LLP

Denver, Colorado
March 5, 2004